Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 21, 2005, accompanying the consolidated financial statements of Bronco Drilling Company, L.L.C. and Subsidiaries as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004. We have also issued our report dated May 26, 2005, accompanying the balance sheet of Bronco Drilling Company, Inc. as of May 26, 2005. These reports are contained in Bronco Drilling Company, Inc.’s Prospectus and Registration Statement on Form S-1 (Commission File No. 333-125405) (“Earlier Registration Statement”) which are incorporated by reference in this Registration Statement on Form S-1 (“Registration Statement”) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended. We consent to the incorporation by reference in this Registration Statement and of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption “Experts” in the Prospectus constituting a part of the Earlier Registration Statement.

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

August 15, 2005